AMENDMENT TO CHANGE IN CONTROL AGREEMENT

THIS AMENDMENT TO CHANGE IN CONTROL AGREEMENT (this “Amendment”), is effective as of the 1st day of December, 2022, by and between HORIZON BANK, an Indiana state bank (the “Bank”), and Lynn M. Kerber, an employee of Horizon and a resident of the Sate of Michigan (“Employee”).

WHEREAS, the Bank and the Employee are parties to that certain Change in Control Agreement dated October 1, 2020, (the “Agreement”) and the parties have agreed to amend certain provisions of the Agreement as set forth in this Amendment.

NOW, THEREFORE, the parties mutually agree as follows:

Section 1.    Amendments. The Bank and the Employee agree as follows:

(a) The reference to “1.00 times” the Employee’s annual base salary in Section 4(c)(ii) of the Agreement is hereby deleted and replaced with “2.00 times”; and

(b) The reference to “one (1) year” in Section 9(a) of the Agreement is hereby deleted and replaced with “two (2) years”.

Section 2.    No Other Amendments. The Bank and the Employee agree that all other terms and conditions of the Agreement remain unchanged and in full force and effect.

/s/ Lynn M. Kerber
Lynn M. Kerber

HORIZON BANK

/s/ Craig M. Dwight
Craig M. Dwight, Chief Executive Officer

Schedule A – Change in Control Agreement dated October 1, 2020

Ownership or payments received from competitors per those names and amounts listed as follows:

1.    TCF Financial Corporation
1,633 shares and subsequent trailing incentive compensation payouts

2.    Various held in personal investment and retirement accounts

By:	/s/ Lynn M. Kerber
Printed:	Lynn M. Kerber
Date:	October 27, 2020
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